Exhibit 3.5.1

ARTICLES OF ORGANIZATION OF RAPID, LLC

The undersigned, acting as the organizer of a limited liability company pursuant to the Kansas limited liability company act, adopts the following Articles of Organization for such company:

ARTICLE I.

NAME OF THE COMPANY

The name of the limited liability company is RAPID, LLC (the “Company”).

ARTICLE II.

PERIOD OF DURATION

The term of the Company’s duration is perpetual.

ARTICLE III.

PURPOSE OF ORGANIZATION

The Company is organized to transact any lawful business for which limited liability companies may be organized according to the laws of the State of Kansas.

ARTICLE IV.

ADDRESS OF ITS PRINCIPAL PLACE OF BUSINESS

The address of the Company’s principal place of business is 10511 E. Central Avenue, Wichita, Kansas 67206-0000.

ARTICLE V.

NAME AND ADDRESS OF ITS REGISTERED OFFICE

AND REGISTERED AGENT

The name of the resident agent of the Company and the address of the registered office are Wayne W Wallace, 9709 E. Central, Wichita, Sedgwick County, Kansas 67206-0000.

ARTICLE VI.

ADMISSION OF ADDITIONAL MEMBERS

The members have the right to admit additional members upon the unanimous consent of all current members and as provided in the Operating Agreement of the Company.

ARTICLE VII.

OPERATING AGREEMENT

The Operating Agreement of the Company shall be executed by each member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of its business to the extent that such provisions are not inconsistent with law or these Articles.

ARTICLE VIII.

CONTINUITY OF LIFE

Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or upon the occurrence of any other event which terminates the continued membership of a member of the company, the remaining members, upon unanimous consent, shall have the right to continue the Company without dissolution.

ARTICLE IX.

MANAGEMENT

The Company will be managed by the Members. The name and address of the initial Member of the Company is as follows:

Raytheon Aircraft Parts Inventory & Distribution Company

Attn: Edward P. Dolanski, President

10511 E. Central Avenue

Wichita, KS 67206-0000

DATED this 25th day of March 2003.

/s/ Edward P. Dolanski
Edward P. Dolanski